Exhibit 99.1

FOR IMMEDIATE RELEASE

                                Patrick J. Haveron, CPA

                                Executive Vice President – Chief Executive Officer

                                Preserver Group, Inc.

                                95 Route 17 South

                                Paramus, NJ 07653

                                201-291-2112

                                E-mail: phaveron@preserver.com

PRESERVER GROUP, INC. ANNOUNCES ADDITIONAL NEW JERSEY PRIVATE PASSENGER AUTOMOBILE INSURANCE DEVELOPMENTS

PARAMUS, NEW JERSEY, December 7, 2001 – Preserver Group, Inc. (NASDAQ: PRES) ("Company") today announced that its Motor Club of America Insurance Company (“Motor Club”) unit had received supplemental relief to that previously received on July 18, 2001 from the New Jersey Department of Banking and Insurance (“NJ DOBI”). NJ DOBI also ordered that effectively immediately, Motor Club is relieved of its obligations under the New Jersey private passenger automobile “take-all-comers” laws. Under the July 18 relief, Motor Club immediately ceased accepting new business in Urban Enterprise Zone’s (“UEZ’s”) (where it wrote double the required amount), was permitted to non-renew a number of UEZ risks and was granted relief from assigned risk business. The relief will continue indefinitely until modified or vacated by the NJ DOBI based on Motor Club’s financial condition. For the twelve months ended September 30, 2001, Motor Club’s premium to surplus ratio was 4.23 to 1. Motor Club is the only subsidiary of the Company that writes New Jersey private passenger automobile insurance.

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THIS NEWS RELEASE IS ALSO AVAILABLE AT WWW.PRESERVER.COM

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